Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation
(480) 606-3337
Sharrifah Al-Salem, FD
(415) 293-4414

BRYAN GIBSON PROMOTED TO EXECUTIVE VICE PRESIDENT &

CHIEF OPERATING OFFICER OF RURAL/METRO CORPORATION

SCOTTSDALE, Ariz. (June 9, 2010) – Rural/Metro Corporation (NASDAQ: RURL), a leading provider of ambulance and private fire protection services, announced today that Bryan Gibson, 43, has been promoted to the newly created position of Executive Vice President and Chief Operating Officer.

Michael DiMino, President and Chief Executive Officer, said, “We have created the role of Chief Operating Officer to achieve an even greater focus on business and strategic execution as we position Rural/Metro for the future. Bryan is a highly experienced industry operator with a proven record of success, and we are very pleased to promote him to this key executive role.”

As Chief Operating Officer, Mr. Gibson will focus on day-to-day regional operations, business development, and building a strong, customer-focused field organization while enhancing overall operating efficiencies. He will report directly to the President and Chief Executive Officer.

Mr. Gibson has more than 20 years of experience in the ambulance and fire protection industry, having begun his career as a paramedic for the Memphis Fire Department. Mr. Gibson joined Rural/Metro in 1997 following the acquisition of his company, Priority EMS, as Division General Manager of the mid-South market.

Mr. Gibson was promoted in 1998 to Director of Business Development for the Company’s South Emergency Services segment. He served from 2001 to 2005 as Division General Manager for EMS operations in West Tennessee, Alabama and Northwest Florida, as well as the Company’s national specialty fire protection division. In 2005, he was promoted to Group President of the South segment, and in 2008, he was given additional responsibility as President of the Southwest segment. In April 2010, Mr. Gibson’s responsibilities were expanded to include oversight on an interim basis of all operating segments nationwide.

“I look forward to focusing on the Company’s future expansion and growth strategies, as well as continuing to successfully leverage our presence in current markets,” Mr. Gibson said. “This is an exciting time for Rural/Metro, and I am proud to be a part of an exceptional senior executive team.”

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency ambulance services and private fire protection services in 20 states and approximately 400 communities throughout the United States. For more information, visit the Company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

The foregoing reflects the Company’s views about its future financial condition, performance and other matters that constitute “forward-looking” statements as such term is defined by the federal securities laws. Many of these statements can be found by looking for words such as “believe,” “anticipate,” “expect,” “plan,” “intend,” “may,” “should,” “will likely result,” “continue,” “estimate,” “project,” “goals,” or similar words used herein in connection with any discussions of future operating or financial performance or business prospects. We may also make forward-looking statements in our earnings reports filed with the Securities and Exchange Commission, earnings calls and other investor communications. These forward-looking statements are subject to the safe harbor protection provided by federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions, including those relating to the Company’s future business prospects, future growth plans and future operating results. In addition, the Company may face risks and uncertainties related to other factors that are listed in its periodic reports filed under the Securities Exchange Act. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, because the statements are subject to risks and uncertainties, the Company can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

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(RURL/G)